Exhibit 10.2

SECURED PROMISSORY NOTE

$1,170,718	October 1, 2010
New York, New York

FOR VALUE RECEIVED Sebring Software, LLC (“Maker”) hereby promises effective as of the 1st day of October, 2010, to pay to the order of Lester Petracca ("Payee"), at such place or places as the Payee shall designate, the principal sum, plus interest thereon as set forth below, of One Million One Hundred Seventy Thousand Seven Hundred and Eighteen Dollars ($1,170,718).

Section 1.   Interest; Payments and Maturity Date.   Simple interest shall accrue under this promissory note at a rate of twelve percent (12%) per annum calculated monthly (this “Note”) until the principal and interest outstanding under this Note has been repaid in full; provided, however, that in the event of an Event of Default pursuant to Section 4, below, interest shall accrue at a rate of twenty percent (20%) per annum or, if such rate is prohibited by applicable law, the highest interest rate permitted by applicable law. Maker shall pay to Payee one-third (⅓) of the outstanding principal and accrued interest under this Note every one hundred twenty (120) days after the date of this Agreement.  All principal and accrued interest outstanding under this Note shall be due and payable on or before the four hundred eightieth (480th) day after the date of this Note (the “Maturity Date”). All payments shall be made in lawful money of the United States of America.  Maker acknowledges that the Note qualifies as an “instrument for the payment of money only” pursuant to New York Civil Practice Law & Rules (“CPLR”) section 3213, and will not oppose any action based on default under the New Note on the grounds that the Note is not such an instrument and/or is not subject to CPLR 3213.

Section 2.  The Note is secured by and is entitled to the benefits of the Security Agreement by Maker to Payee of a first priority interest in Maker’s collateral, pursuant to a Security Agreement of even date herewith by and among Maker and Payee (the “Security Agreement”).  In addition to the rights and remedies given it by this Note and the Security Agreement, the Payee shall have all those rights and remedies allowed by applicable laws, including without limitation, the Uniform Commercial Code as in effect in the State of New York.  The rights and remedies of Payee are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others.  Maker shall be liable for all commercially reasonable costs, expenses and attorneys’ fees incurred by the Lender in connection with the collection of the indebtedness evidenced by the Note.

Section 3.  Equity Interest; Sumotext Note Assumption.  For every one hundred twenty days that any amount is outstanding under this Note, Sebring covenants and agrees to cause Sumotext Incorporated (“SMXI”) to issue one percent (1%) of the issued and outstanding capital stock of on the date such shares become due and payable; provided, however, that this Section 3 shall only apply through the Maturity Date. Maker covenants and agrees to cause SMXI to assume the terms of this Note, in which case Maker may be merged with or distribute its assets to SMXI.

Section 4.  Prepayments.  Maker may at any time and from time to time prepay outstanding principal under this Note in whole or in part, without premium or penalty and without receipt of a demand for payment. If Maker identifies a third person to purchase this Note from Payee, Payee shall sell this Note to such third party for an amount equal to the amount that the Company would be required to pay to satisfy the obligations of the Note in full.

Section 5.  Events of Default.  The following are “Events of Default”:

5.1  Maker fails to make a payment of principal or interest on this Note on or before the Maturity Date.

5.2 Any representation or warranty made by Maker in this Note contains any untrue statement of a material fact.

5.3  Maker fails to perform any of its obligations under or fails to comply with any non-monetary covenant contained in this Note and such failure continues unremedied for a period of 10 business days after notice and demand for cure from Payee.

5.4  If:

5.4.1  a trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of Maker for the purpose of enforcing a lien against such property or for the purpose of administering such property for the benefit of creditors; or

5.4.2  an order (a) for relief against Maker is granted under Title 11 of the United States Code or any similar law, (b) appointing a receiver, trustee, agent or custodian of Maker or any of its respective assets, or (c) reorganizing, dissolving, liquidating or winding-up Maker or providing for a composition, compromise or arrangement with creditors, is entered by any court or governmental body or officer; or

5.4.3  Maker files any pleading seeking (whether by formal action or by the admission of the material allegations of a pleading or otherwise) any such appointment or order; or

5.4.4  (a) any action or proceeding seeking any such appointment or order is commenced without the authority or consent of Maker and (b)(i) such action or proceeding is not dismissed with 30 days after its commencement, or (ii) Maker does not diligently contest such action or proceeding.

Section 6.  Default Remedies.  If an Event of Default exists, Payee may declare the outstanding unpaid principal balance and accrued interest of this Note immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived.

Section 6  Miscellaneous.

7.1  Partial Invalidity.  If any term or provision of this Note or the application thereof to any person, firm or corporation or any circumstance, shall be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to any person, firm or corporation or any circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

7.2  No Implied Rights or Waivers.  No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in the same, similar or other circumstances.  Neither any failure nor any delay on the part of Payee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.  Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.  Maker hereby waives any rights of set-off with respect to any amounts payable under this Note except as expressly provided herein.

7.3  Successors and Assigns.  This Note shall be binding upon and inure to the benefit of the respective successors and assigns of Payee and Maker; provided that Maker shall have no right to assign or transfer its rights under this Note voluntarily or by operation of law to any party other than SMXI, without first obtaining the written consent of Payee, and any attempted assignment or transfer in the absence of such consent shall be void and of no effect.

7.4  Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without reference to conflict of laws principle.  Venue for any action commenced by a party herein shall be proper if brought in the appropriate court of competent jurisdiction in County of New York, State of New York.

7.5  Agreement to Pay Attorneys' Fees and Expenses.  If Maker should fail in the payment or performance of any obligation or requirement under this Note or the that certain Settlement Agreement and Mutual Release by and between Maker and Payee dated as of an even date herewith, and Payee employs attorneys or incur other expenses for the enforcement of performance or observance by Maker of any such obligation or requirement, Maker shall, on demand therefor, reimburse the reasonable fees of such attorneys and such other expenses so incurred by Payee whether or not litigation is commenced in the course of such enforcement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Note is executed by Maker effective as of the date first written above.

Maker:

SEBRING SOFTWARE, LLC

By: /s/ Leif Andersen
Name: Leif Andersen
Title: Manager

Address:1400 Cattlemen Dr., Suite D
Sarasota, FL 24232